SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): October 17, 2005

PRIME RECEIVABLES CORPORATION
(Originator of the Prime Credit Card Master Trust)

7 West Seventh Street
Cincinnati, Ohio 45202
(513) 579-7580

Delaware	31-1359594	0-21118
(State of Incorporation)	(IRS Identification No.)	(Commission File Number)

Item 8.01	Other Events.

     On October 3, 2005, Federated Department Stores, Inc. (together with its subsidiaries, as applicable, "Federated") entered into a Termination Agreement, dated October 3, 2005, with JPMorgan Chase Bank, National Association, Credit Suisse, New York Branch, the commercial paper dealers party thereto and the financial institutions party thereto, for the purpose of terminating certain agreements previously entered into by Federated in connection with the sale of commercial paper and the establishment of certain other liquidity arrangements supported by assets held in the Prime Credit Card Master Trust, as more fully reported on a Form 8-K filed on October 7, 2005.

     A copy of the Termination Agreement was attached as Exhibit 10.1 to the Form 8-K filed on October 7, 2005. The foregoing description is qualified in its entirety by reference to the Form 8-K filed on October 7, 2005 and the full text of all pertinent documents.

Item 9.01	Financial Statements and Exhibits.

The following Exhibit is filed with this Report:

9.08	Settlement Statement of the Trust for the period ended October 1, 2005 and the related distributions made on October 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME RECEIVABLES CORPORATION

Dated: October 17, 2005	By: /s/ David W. Dawson
Name: David W. Dawson
Title: Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Sequentially Numbered Page

9.09	Settlement Statement of the Trust for the period ended October 1, 2005 and the related distributions made on October 17, 2005.

Exhibit 9.09

Settlement Statement of the Trust for the period ended October 1, 2005 and the related distributions made on October 17, 2005.